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                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                              INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 1999 relating to the financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 which appears in Toreador Royalty Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
January 11, 2001